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                                                                     Exhibit 1.2


                                U.S. $___________
                              SARA LEE CORPORATION
                          MEDIUM-TERM NOTES, SERIES __
                             DISTRIBUTION AGREEMENT

                                                           _______________, 200_

[Names and Addresses of Agents]

Ladies and Gentlemen:

          Sara Lee Corporation, a Maryland corporation (the "Company"), confirms its agreement with each of you (each an "Agent" and, together with the additional agents which may become a party hereto pursuant to Section 14, the "Agents") with respect to the issuance and sale by the Company of up to U.S. $____________ aggregate public offering price (or its equivalent, based on the applicable exchange rate, in such foreign currencies or composite currencies or units as the Company shall designate) of its Medium-Term Notes, Series __ (the "Notes"). The Notes are to be issued from time to time pursuant to an indenture, dated as of October 2, 1990 (as it may be supplemented or amended from time to time, the "Indenture"), between the Company and The Bank of New York (as successor to Continental Bank, N.A.), as trustee (the "Trustee").

          The Notes shall have the maturity ranges, applicable interest rates or interest rate formulas, specified currency, issue price, redemption and repayment provisions and other terms set forth in the Prospectus referred to in
Section 1(a) as it may be amended or supplemented from time to time, including any supplement providing for the interest rate, maturity and other terms of any Note (a "Pricing Supplement"). The Notes will be issued, and the terms thereof established, from time to time, by the Company in accordance with the Indenture and the Procedures (as defined in Section 2(f)). This Agreement shall apply only to sales of the Notes and not to sales of any other securities or evidences of indebtedness of the Company and only on the specific terms set forth herein.

          Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell its Notes directly on its own behalf, and to designate and select additional agents in accordance with Section 14, the Company hereby (i) appoints each of the Agents as the agent of the Company, during each Marketing Period (as defined in Section 3(c)), for the purpose of soliciting and receiving offers to purchase Notes from the Company and (ii) agrees that whenever the Company determines to sell Notes directly to an Agent as principal, it will enter into a separate agreement (each a "Purchase Agreement"). Each such Purchase Agreement, whether oral (and confirmed in writing, which may be by facsimile or other electronic transmission) or in writing, shall be with respect to such information (as applicable) as specified in Exhibit C hereto, relating to such sale in accordance with Section 2(e).

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SECTION 1. REPRESENTATIONS AND WARRANTIES

          The Company represents and warrants to each Agent as of the date hereof, as of the Closing Date (as defined in Section 2(g)), as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through an Agent as agent or from an Agent as principal), as of the date of each delivery of Notes by the Company to the purchasers (whether through an Agent as agent or to an Agent as principal) and as of the times referred to in Section 6(a) and Section 6(b) hereof (the Closing Date and each such time being hereinafter sometimes referred to as a "Representation Date"), as follows:

               (a) General. The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-_____) with respect to the Notes pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") thereunder, and such registration statement, as amended, has become effective under the Act. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). As used in this Agreement, (i) such registration statement (Registration No. 333-_____), as amended, including incorporated documents, exhibits (but excluding the Statement of Eligibility and Qualification on Form T-1 (the "Form T-1")) and financial statements and as further amended or supplemented from time to time, is hereinafter referred to as the "Registration Statement"; (ii) "Basic Prospectus" means the form of basic prospectus included in the Registration Statement; and (iii) "Prospectus" means the Basic Prospectus together with any prospectus supplement related to the Notes and any amendments or supplements thereto (including the applicable Pricing Supplement) relating to the Notes, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations except that, if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company with the Commission (and is not filed with the Commission) pursuant to Rule 424(b) of the Rules and Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents, financial statements and schedules required to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, and any reference herein to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents, financial statements and schedules filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and so incorporated by reference (such incorporated documents, financial statements and schedules being herein called the "Incorporated Documents"). Notwithstanding the foregoing, for purposes of this Agreement any prospectus supplement prepared or filed with respect to an offering pursuant to the Registration Statement of securities other than the Notes shall not be deemed to have supplemented the Prospectus. The Commission has not issued any order preventing or suspending the use of the Prospectus.

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               (b) Registration Statement, Prospectus and Indenture: Contents.
The Registration Statement and the Prospectus conform, and the Registration Statement and the Prospectus will conform as of the applicable Representation Date, in all material respects to the applicable requirements of the Act and the Rules and Regulations; the Indenture, including any amendments and supplements thereto, conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; the Registration Statement does not, and as of the applicable Representation Date will not, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus does not, and as of the applicable Representation Date will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to (i) information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agents specifically for inclusion therein, or (ii) any statements in or omissions from the Form T-1.

               (c) Incorporated Documents. The Incorporated Documents, when they were filed (or, if an amendment with respect to any such Incorporated Document is filed, when such amendment was filed) with the Commission complied or will comply when so filed with the Commission in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, when read together and with the other information in the Prospectus, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (d) No Defaults. Neither the Company nor any "Significant Subsidiary" (as defined in Regulation S-X of the Commission) is in violation of its respective corporate charter or bylaws; neither the Company nor any subsidiary of the Company is in default under any agreement, indenture or instrument, except for such defaults which would not have a material adverse effect on the business, properties or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole; the execution, delivery and performance of this Agreement, the Indenture, the Notes, and each applicable Purchase Agreement, if any, and compliance by the Company with the provisions of the Notes and the Indenture have been duly authorized and will not conflict with, or constitute a default under, any agreement, indenture or instrument to which the Company or any subsidiary of the Company is a party or by which it or any such subsidiary may be bound (except for such conflicts or defaults which would not have a material adverse effect on the business, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole), or result in a violation of the corporate charter or bylaws of the Company or any subsidiary of the Company or any judgment, order or decree of any court or governmental agency having jurisdiction over the Company or any subsidiary of the Company or any of their properties (except for violations which would not have a material adverse effect on the business, properties or

                                       3

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condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole); and except as required by the Act, the Trust Indenture Act, the Exchange Act, applicable state securities laws or foreign securities laws or any securities exchange on which any of the Notes might be listed, no consent, authorization or order of, or filing with, any court or governmental agency is legally required by the Company or any subsidiary for the execution, delivery and performance of this Agreement, any Purchase Agreement and the issuance and sale of the Notes (except for such consents, authorizations, orders or filings which the failure to obtain or make would not have a material adverse effect on the enforceability of the Notes).

               (e) Material Changes. Except as may be described in the Registration Statement and the Prospectus or described by the Company in a notification to the Agents as provided in Section 3(c), there has not been any material adverse change in the business, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

               (f) Accountants. To the best of the Company's knowledge the accountants, whose report appears in the Company's most recent Annual Report on Form 10-K, which is incorporated by reference in each Prospectus, are independent public accountants with respect to the Company as required by the Act and the Rules and Regulations.

               (g) Validity of the Indenture and the Notes. (i) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, and (ii) the Notes have been validly authorized for issuance and sale pursuant to this Agreement and, when the terms of the Notes and of their issue and sale have been duly established in accordance with the Indenture, this Agreement and the applicable Purchase Agreement, if any, and the Notes have been duly executed, authenticated, delivered and paid for as provided in this Agreement, the Indenture and the applicable Purchase Agreement, if any, the Notes will be validly issued and outstanding, and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms and the terms of the Indenture, except, with respect to the Indenture and the Notes, enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally, (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), (C) requirements that a claim with respect to any Notes denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (D) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency or composite currency.

                                       4

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               (h) Execution and Due Authorization. This Agreement has been, and each Purchase Agreement when executed and delivered pursuant to this Agreement will be, duly authorized, executed and delivered by the Company.

               (i) Due Incorporation and Qualification. The Company and each of its Significant Subsidiaries have been duly incorporated and are validly existing and in good standing under the laws of their jurisdiction of incorporation, are duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which their ownership of properties or the conduct of their businesses requires such qualification (except where the failure to obtain such qualification or be in good standing would not have a material adverse effect on the business, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole), and have the power and authority to own or hold their properties and to conduct the businesses in which they are engaged; the Company has the corporate power and authority to enter into and perform its obligations under this Agreement and the Indenture, to borrow money as contemplated in the Indenture, and to issue, sell and deliver the Notes; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly and validly issued and is fully paid and nonassessable, and the Company owns its interest in each Significant Subsidiary free and clear of any mortgage, pledge, lien, encumbrances, claim or equity.

               (j) Financial Statements. The financial statements included or incorporated by reference in the Prospectus present fairly the financial position and results of operations of the entities purported to be shown thereby in conformity with generally accepted accounting principles, at the respective dates and for the respective periods to which they apply, and except as disclosed therein have been prepared in conformity with generally accepted accounting principles, consistently applied; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

               (k) Exhibits to Registration Statement. There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations, or which were required to be filed as exhibits to any Incorporated Documents by the Exchange Act or the rules and regulations of the Commission thereunder, which have not been filed as exhibits to the Registration Statement or the Incorporated Documents, as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act, as the case may be.

SECTION 2. SOLICITATIONS AS AGENT: PURCHASES AS PRINCIPAL

               (a) Appointment. Subject to the terms and conditions stated herein, each Agent agrees to use its reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus. In connection therewith, each Agent will use the Prospectus (as amended or supplemented from time to time) in the form most recently furnished to such Agent by the Company, and will solicit purchases of the Notes in accordance with the Act, the Rules and Regulations and the

                                       5

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applicable securities laws or regulations of any other applicable jurisdiction
(including non-U.S. jurisdictions) in which an Agent offers or sells any Note. Each Agent may also purchase Notes from the Company as principal for purposes of resale, as more fully described in paragraph (e) of this Section.

               The Company expressly reserves the right to sell Notes directly to investors, provided that such sales are made in compliance with all applicable laws, in which case the Agents shall not receive any commission with respect to such sale.

               (b) Suspension of Solicitation. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes at any time for any period of time or indefinitely. After receipt of written notice from the Company, the Agents will suspend, not later than the beginning of the next business day, solicitation of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

               Upon receipt of notice from the Company as contemplated by
Section 3(c), each Agent shall suspend its solicitation of offers to purchase Notes until such time as the Company shall have furnished such Agent with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 3(c) and shall have advised such Agent that such solicitation may be resumed.

               (c) Agent's Commission. Promptly upon the closing of the sale of any Notes sold by the Company as a result of a solicitation made by or offer to purchase received by an Agent, the Company agrees to pay such Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company in accordance with the schedule set forth in Exhibit A hereto. Except as otherwise provided in the Prospectus, without the consent of the Company, no Agent may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.

               (d) Solicitation of Offers. The Agents are authorized to solicit offers to purchase the Notes only in denominations as are specified in the Prospectus at a purchase price as shall be specified by the Company. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by it as an Agent. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. If the Company accepts or rejects an offer, in whole or in part, the Company will promptly notify the applicable Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any offer to purchase the Notes received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

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          In connection with the solicitation of offers to purchase Notes, the
Agents are not authorized to provide any written information relating to the Company to any prospective purchaser other than the Prospectus and the Incorporated Documents.

          The purchase price, interest rate, maturity date and other terms of the Notes agreed upon by the Company shall be set forth in a Pricing Supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in any Pricing Supplement to the Prospectus, the Notes will be issued in denominations of U.S. $1,000 or any amount in excess thereof which is an integral multiple of U.S. $1,000. Each Agent acknowledges and agrees that any funds which such Agent receives in respect of a purchase of Notes, which purchase has been solicited by such Agent, as agent of the Company, will be received, held and disposed of by such Agent, as agent of the Company.

          No Note which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Note shall have been delivered to the purchaser thereof against payment by such purchaser.

               (e) Purchases as Principal. Each sale of Notes to any Agent as principal shall be made in accordance with the terms of this Agreement and a Purchase Agreement, whether oral (and confirmed in writing by the Agent and the Company within 24 hours thereafter, which may be by facsimile or other electronic transmission) or in writing, which will provide for the sale of such Notes to, and the purchase thereof by, such Agent. A Purchase Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent. The commitment of any Agent to purchase Notes from the Company as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Purchase Agreement shall specify the principal amount and terms of the Notes to be purchased by an Agent, the time and date (each such time and date being referred to herein as a "Time of Delivery") and place of delivery of and payment for such Notes and such other information (as applicable) as is set forth in Exhibit C hereto. The Company agrees that if an Agent purchases Notes as principal for resale, such Agent shall receive such compensation, in the form of a discount or otherwise, as shall be indicated in the applicable Purchase Agreement, or if no compensation is indicated therein, a commission in accordance with Exhibit A hereto. To the extent described in the Prospectus, the Agents may utilize a selling or dealer group in connection with the resale of the Notes purchased. Such Purchase Agreement shall also specify the requirements, if any, for delivery of opinions of counsel, accountant's letters and officers' certificates pursuant to Section 5.

               (f) Administrative Procedures. Administrative procedures respecting the sale of Notes (the "Procedures") are set forth in Exhibit B hereto and may be amended in writing from time to time by the Agents and the Company. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Procedures shall apply to all transactions contemplated hereunder including sales of Notes to any

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Agent as principal pursuant to a Purchase Agreement unless otherwise set forth in such Purchase Agreement.

               (g) Delivery of Documents. The documents required to be delivered by Section 5 hereof shall be delivered at the offices of Sidley Austin Brown & Wood, Chicago, Illinois, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois 60603, not later than 10:00 A.M., Chicago time, on the date of this Agreement or at such later time as may be mutually agreed upon by the Company and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of offers to purchase Notes hereunder (the "Closing Date").

SECTION 3. COVENANTS OF THE COMPANY

          The Company covenants and agrees:

               (a) Delivery of Signed Registration Statement. To furnish promptly to the Agents' counsel a signed copy of the Registration Statement as originally filed and each amendment or supplement thereto.

               (b) Delivery of Other Documents. To deliver promptly to the Agents, and in such number as they may reasonably request, each of the following documents: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratios of earnings to fixed charges and of earnings to fixed charges and preferred dividends, the Indenture, this Agreement and such other exhibits that the Agents may request), (ii) the Basic Prospectus, (iii) the Prospectus and (iv) any documents incorporated by reference in the Prospectus.

               (c) Revisions to Prospectus - Material Changes. If, during any period during which, in the opinion of counsel for the Agents and counsel for the Company, a Prospectus is required to be delivered under the Act (each a "Marketing Period"), any event occurs as a result of which the Prospectus would, in the opinion of counsel for the Company, include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary, in the opinion of counsel for the Company, at any time to amend any Prospectus to comply with the Act, the Company agrees to notify the Agents promptly, in writing, to suspend solicitation of purchases of the Notes. If the Company shall decide to amend or supplement the Registration Statement or any Prospectus, to advise the Agents by telephone (with confirmation in writing) and to prepare and file with the Commission promptly any amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. If during any Marketing Period, (i) any Agent shall own any Notes which it has purchased from the Company as principal with the intention of reselling them and the Agents have held such Notes for less than 90 days or for the period such Notes are required to be held under the terms of the Purchase Agreement related to such Notes or (ii) the Company has accepted an offer to purchase Notes but the related settlement has not occurred, the Company shall promptly prepare and timely file with the Commission any amendment or supplement to the Registration

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Statement or any Prospectus that may, in the judgment of the Company and the
Agents, be required by the Act.

               (d) Commission Filings. To timely file with the Commission during any Marketing Period all documents (and any amendments to previously filed documents) required to be filed by the Company pursuant to Section 13 (a), 13
(c), 14 or 15 (d) of the Exchange Act and, upon request, to furnish copies thereof to the Agents.

               (e) Copies of Filings with Commission. During any Marketing Period, prior to filing with the Commission any amendment or supplement to the Registration Statement relating to or covering the Notes or any amendment or supplement to any Prospectus (other than any Incorporated Document or an amendment or supplement relating to an offering of securities other than the Notes or a Pricing Supplement), and promptly after filing with the Commission any Incorporated Document or any amendment or supplement to any Incorporated Document, to furnish a copy thereof to the Agents.

               (f) Notice to Agent of Certain Events. During any Marketing Period, to notify the Agents promptly (i) when any post-effective amendment to the Registration Statement relating to or covering the Notes becomes effective,
(ii) of any request or proposed request by the Commission for an amendment or supplement to the Registration Statement, to the Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information (other than requests relating to an offering of securities other than the Notes) and the Company will afford the Agents a reasonable opportunity to comment on any such proposed amendment or supplement to the extent such amendment or supplement relates to transactions contemplated hereby, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order directed to the Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and (v) of any downgrading in the rating of the Notes or any other debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g)(2) under the Act) or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, or no implication of a possible downgrading, of such rating).

               (g) Earnings Statements. As soon as practicable, but not later than 18 months, after the date of each acceptance by the Company of an offer to purchase Notes hereunder, to make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the latest of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance which will satisfy the

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provisions of Section 11(a) of the Act (including, at the option of the Company,
Rule 158 of the Rules and Regulations under the Act).

               (h) Holdback. If required pursuant to the terms of any Purchase Agreement, between the date of a Purchase Agreement and the date of delivery of the Notes with respect thereto, the Company will not offer or sell, or enter into any agreement to sell, any of its debt securities that are substantially similar to the Notes. This paragraph (h) does not apply to borrowings under the Company's credit agreements and lines of credit, the private placement of securities and issuances of its commercial paper.

               (i) Pricing Supplement. To prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes and to file such Pricing Supplement pursuant to Rule 424(b) under the Act with the Commission.

               (j) Copies of Press Release and Other Documents. During any Marketing Period, to furnish to the Agents, (i) not later than the time the Company makes the same available to others, copies of press releases issued by the Company's corporate office and transmitted to the financial community and
(ii) such other reports and documents provided to shareholders generally or otherwise made publicly available as the Agents may reasonably request.

               (k) Promptly from time to time, to take such action as the Agents may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Agents may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

SECTION 4. PAYMENT OF EXPENSES

          The Company will pay the following expenses:

               (i) the costs arising directly from the authorization, issuance, initial sale and delivery of the Notes and any taxes payable in connection therewith,

               (ii) the costs incident to the preparation, printing and filing under the Act or the Exchange Act of the Registration Statement, the Prospectus or the Incorporated Documents and any amendments and exhibits thereto,

               (iii) the reasonable fees and disbursements of the Trustee, any paying agent, any calculation agent, any exchange


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     rate agent and any other agents appointed by the Company, and their respective counsel,

               (iv) the costs and fees in connection with the listing of the Notes on any securities exchange,

               (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc.,

               (vi) the reasonable fees and disbursements of counsel to the Company and counsel to the Agents,

               (vii) the fees paid to rating agencies in connection with the rating of the Notes,

               (viii) all advertising expenses in connection with the offering of the Notes with the prior written consent of the Company, and

               (ix) all other reasonable costs and expenses incurred by the Company and arising out of the transactions contemplated hereunder and incident to the performance by the Company of its obligations hereunder.

SECTION 5. CONDITIONS OF OBLIGATIONS OF AGENT

          The obligation of the Agents, as agents of the Company, under this Agreement to solicit offers to purchase the Notes, the obligation of any person who has agreed to purchase Notes to make payment for and take delivery of Notes, and the obligation of any Agent to purchase Notes pursuant to any Purchase Agreement, is subject to the accuracy in all material respects, on the Representation Date(s) applicable to the purchase of such Notes, of the representations and warranties of the Company contained herein, to the accuracy in all material respects of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

               (a) Registration Statement. The Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Notes shall have been or shall be filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 3(i); no stop order suspending the effectiveness of the Registration Statement or any part thereof nor any order directed to any document incorporated by reference in any Prospectus shall have been issued and no stop order proceeding shall have been initiated or threatened by the Commission.

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               (b) Opinion of Company Counsel. On the Closing Date, the Agents
shall have received the opinion, addressed to the Agents and dated the Closing Date, of [name], [title], in a form reasonably satisfactory to counsel for the Agents, to the effect that:

               (i) each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly and validly issued and is fully paid and non-assessable and the Company owns its interest in the capital stock of each Significant Subsidiary of the Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity,

               (ii) each Significant Subsidiary of the Company has the corporate power and authority to own or hold its properties and to conduct the businesses in which it is engaged,

               (iii) the Company and each Significant Subsidiary of the Company are duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of their respective businesses or their respective ownership or leasing of properties requires such qualification, except where the failure to obtain such qualification or be in good standing would not have a material adverse effect on the business, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole,

               (iv) to such counsel's knowledge, there are no statutes or regulations or any pending or threatened legal or governmental proceedings required to be disclosed in the Prospectus that are not disclosed as required, or any contracts or documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement or any Incorporated Document that are not described, referred to or filed as required, except that such counsel need not express an opinion as to the financial statements, financial data and supporting schedules included in, excluded from, or incorporated by reference in the Registration Statement or the Prospectus,

               (v) to such counsel's knowledge, no default exists on the part of the Company in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement (other than such defaults which would not have a material adverse effect on the business, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole),

               (vi) the execution, delivery and performance by the Company of this Agreement, the Indenture, the Notes and, if applicable, the Purchase Agreement, and compliance by the Company with the provisions of the Notes and the Indenture will not result in a violation of the corporate charter or bylaws of any Significant Subsidiary of the Company or any judgment, order or decree of any U.S. governmental agency having jurisdiction over the Company or any subsidiary of the Company or any of their properties (except for violations that would not have a material adverse effect on the business, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole); will not conflict with, or constitute a default under, any agreement, indenture or instrument known to such counsel, to which the Company or any subsidiary of the Company is a party or by which it or any subsidiary may be bound (except for such conflicts or defaults that would not have a material adverse effect on the business, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole); and except as required by the Act, the Trust Indenture Act, the Exchange Act, applicable state securities laws or foreign securities laws or any securities exchange on which any of the Notes might be listed, no consent, authorization or order of, or filing with, any U.S. court or governmental agency is legally required by the Company or any subsidiary of the Company for the issuance and sale of the Notes, except for such consents, authorizations, orders or filings which the failure to obtain or make would not have a material adverse effect on the enforceability of the Notes, and

               (vii) the Registration Statement, as of the date on which it became effective, and the Prospectus, as of the date of the Agreement, including each Incorporated Document when such Incorporated Document was filed, or if any such Incorporated Document was amended, when such amendment was filed, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations, and the Exchange Act and the rules and regulations thereunder, except that in each case such counsel need not express an opinion as to the financial statements, financial data and supporting schedules included therein, excluded therefrom, or incorporated by reference therein.

          In addition, such counsel shall state that such counsel or lawyers on such counsel's staff participated in the preparation of the Registration Statement, the Prospectus and the Incorporated Documents and although such counsel is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Incorporated Documents, and has not made any independent check of verification thereof, nothing has come to such counsel's attention that causes such counsel to believe that either the Registration Statement (including the documents required to be incorporated by reference therein pursuant to Item 12 of Form S-3) at the time such Registration Statement became effective, or if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus (including the documents required to be incorporated by reference therein pursuant to Item 12 of Form S-3) as of the date of the Agreement (or, if the opinion is being given pursuant to Section 6(c) of the Agreement as a result of the Company having entered into a Purchase Agreement, as of the date of such Purchase Agreement and as of the settlement date with respect thereto) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or belief with respect to the financial statements, financial data and supporting schedules included in, excluded from, or incorporated by reference in the Registration Statement or Prospectus or with respect to the Form T-1.

          Such counsel may limit such counsel's opinion to the Federal laws of the United States and the laws of the State of Illinois.

               (c) On the Closing Date, the Agents shall have received the opinion, addressed to the Agents and dated the Closing Date, of outside Maryland counsel to the Company, in a form reasonably satisfactory to counsel for the Agents, to the effect that:

               (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland,

               (ii) the Company has the corporate power and authority to own or hold its properties and to conduct the businesses in which it is engaged as described in the Registration Statement under the heading "Sara Lee Corporation" and the Company has the corporate power and authority to enter into and perform its obligations under this Agreement, any applicable Purchase Agreement and the Indenture, to borrow money as contemplated in the Indenture, and to issue, sell and deliver the Notes,

               (iii) this Agreement and any applicable Purchase Agreement have each been duly authorized, executed and delivered by the Company,

               (iv) the execution, delivery and performance by the Company of this Agreement, the Indenture, the Notes and, if applicable, the Purchase Agreement, and compliance by the Company with the provisions of the Notes and the Indenture will not result in a violation of the corporate charter or bylaws of the Company, and

               (v) the Indenture has been duly executed, authorized and delivered by the Company and the issuance and sale of the Notes has been duly authorized by requisite corporate action on the part of the Company.

               (d) On the Closing Date, the Agents shall have received the opinion, addressed to the Agents and dated the Closing Date, of Sidley Austin Brown & Wood, Chicago, Illinois, or its affiliated partnership, Sidley Austin Brown & Wood, LLP, special counsel to the Company, in a form reasonably satisfactory to counsel for the Agents, to the effect that:

               (i) the Indenture (assuming due authorization, execution and delivery by the Trustee and the Company and the absence of certain conflicts, defaults and violations as set forth in such opinion) constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally, (B) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), (C) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (D) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency or currency unit,

               (ii) the Notes, when (A) duly authorized and executed by the Company, (B) the terms thereof and of their issuance and sale have been duly established in accordance with the terms of the Indenture, this Agreement and the applicable Purchase Agreement, if any, (C) authenticated and delivered by the Trustee in accordance with the terms of the Indenture and (D) issued to and paid for by the purchasers thereof in accordance with the terms of this Agreement and the applicable Purchase Agreement, if any, (assuming due authorization, execution and delivery by the Company and the Trustee and the absence of certain conflicts, defaults and violations as set forth in such opinion), will be entitled to the benefits of the Indenture and will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law), (iii) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency,

               (iii) the Registration Statement has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act, and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission; in rendering such opinion in the event that no written order has been issued by the Commission, such counsel may state that they relied solely upon the oral advice of the staff of the Commission to the effect that the Registration Statement has been declared effective and the Indenture has been qualified,

               (iv) the Registration Statement, as of the date on which it became effective, the Prospectus, as of the date of the Agreement, excluding in each case the Incorporated Documents, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations, and the Indenture, as of the date of the qualification of the Indenture under the Trust Indenture Act, appears on its face to be appropriately responsive in all material respects to the requirements of the Trust Indenture Act and the regulations thereunder, except that in each case such counsel need not express an opinion as to the financial statements, financial data, statistical data and supporting schedules included therein, excluded therefrom, or incorporated by reference therein or the exhibits to the Registration Statement, including the Form T-1, and

               (v) the statements in the Prospectus under the captions "Description of Debt Securities" (except for the statements under "--Form and Exchange of Debt Securities") and "Description of Notes," (except for the statements under "--Book Entry System") to the extent that such statements are summaries of certain provisions of the Notes and the Indenture, have been reviewed by such counsel and are correct in all material respects.

          In addition, counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Agents and counsel for the Agents, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, except as set forth in (v) above, although such counsel are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have not made any independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that have caused them to believe that either the Registration Statement at the time such Registration Statement became effective, or if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus as of the date of the Agreement (or, if the opinion is being given pursuant to Section 6(c) of the Agreement as a result of the Company having entered into a Purchase Agreement, at the date of such Purchase Agreement and as of the settlement date with respect thereto) included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or belief with respect to the financial statements, financial data, statistical data and supporting schedules included in, excluded from, or incorporated by reference in the Registration Statement or the Prospectus or with respect to the exhibits to the Registration Statement, including the Form T-1.

          In rendering their opinion as aforesaid, such counsel may rely upon an opinion, dated as of the date hereof, of its affiliates as to laws of any jurisdiction other than the United States of America and the State of Illinois.

               (e) Officers' Certificate. The Company shall have furnished to the Agents on the Closing Date a certificate of the Company, dated the Closing Date, signed by its President or Vice President and its Treasurer or an Assistant Treasurer stating that:

               (i)the representations and warranties of the Company in Section 1 are true and correct in all material respects as of the Closing Date; the Company has complied in all material respects with all its agreements contained herein required to be performed or satisfied at or prior to the date of the certificate; and the conditions set forth in Section 5(a) have been fulfilled, and

               (ii) no stop order suspending the effectiveness of the Registration Statement or any part thereof nor any order directed to any document incorporated by reference in any Prospectus shall have been issued and, to the knowledge of such officers, no proceeding for that purpose shall have been initiated or threatened by the Commission.

               (f) Accountant's Letter. The Company shall have furnished to the Agents on the Closing Date a letter of Arthur Andersen LLP, addressed jointly to the Company and the Agents and dated the date thereof, in form and substance reasonably satisfactory to the Agents confirming that they are independent accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

               (i) in their opinion, the financial statements and schedules audited by them and included in the Prospectus contained in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

               (ii) they have performed the procedures with respect to any unaudited financial statements included in the Prospectus in accordance with standards established by the American Institute of Certified Public Accountants, as indicated in their report or reports attached to such letter;

               (iii) on the basis of the review referred to in (ii) above and a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) any material modifications should be made to the unaudited financial statements, if any, included in the Prospectus, for such financial statements to be in conformity with generally accepted accounting principles and the unaudited financial statements, if any, included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                    (B) at the date of the latest available balance sheet read by such accountants, or at a specified date not more than five days prior to the date hereof, there was any change in the capital stock of the Company, any increase in short-term indebtedness or long-term debt of the Company and consolidated subsidiaries or there was any decrease in consolidated net current assets or stockholders' equity as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                    (C) for the period from the date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants, or to a specified date not more than five days prior to the date hereof, there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales or in total or per-share amounts of net income of the Company, except in all cases set forth in clause (B) above and this clause (C) for changes, increases or decreases which are set forth in or contemplated by the Prospectus, have occurred or may occur or which are described in such letter; and

               (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection (excluding the Company's Current Report on Form 8-K/A dated August 8, 2001, as amended).

               (g) The Agents shall have received from ________________, counsel to the Agents, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters. In rendering its opinion pursuant to this Section 5(g), counsel to the Agents may rely on the opinion described in Section 5(c) above as to the General Corporation Law of the State of Maryland.

               (h) Additional Conditions. There shall not have occurred since the date on which such person agreed to purchase the Notes (the "Trade Date"):
(i) any material adverse change in the business, properties, condition (financial or otherwise), of the Company and its subsidiaries, taken as a whole, which materially impairs the investment quality of the Notes, (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities, (iv) any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g)(2) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, or no implication of a possible downgrading, of such rating), or (v) any material outbreak or escalation of major hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Agents, impracticable to market the Notes.

               (i) Other Information and Documentation. Prior to the Closing Date, the Company shall have furnished to the Agents such further information, certificates and documents as the Agents or counsel to the Agents may reasonably request.

SECTION 6. ADDITIONAL COVENANTS OF THE COMPANY.

          The Company covenants and agrees that:

               (a) Affirmation of Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes and each delivery of Notes by the Company to a purchaser shall be deemed to be an affirmation of the representations and warranties of the Company contained in this Agreement (such representations and warranties being deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at each such time).

               (b) Subsequent Delivery of Officers' Certificates. The Company agrees that, during each Marketing Period, each time (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by (A) a Pricing Supplement, (B) except as set forth in (ii) and (iv) below, an amendment or supplement to the Prospectus by the filing of an Incorporated Document or (C) an amendment or supplement which relates exclusively to an offering of securities other than the Notes), (ii) there is filed with the Commission an Annual Report on Form 10-K that is incorporated by reference into the Prospectus, (iii) the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of an Officers' Certificate under this Section 6(b) as a condition to the purchase of Notes pursuant to such Purchase Agreement or (iv) the

Agents reasonably request following the filing of an Incorporated Document (other than as specified in (ii) above), the Company shall, promptly following such amendment or supplement, filing of an Annual Report on Form 10-K or request or concurrently with the Time of Delivery relating to such sale, furnish to the Agents a certificate, as of the date of such amendment, supplement, Time of Delivery relating to such sale or filing, representing that the statements contained in the certificate referred to in Section 5(e) which was last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and each Prospectus as amended and supplemented to such time), or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. If such amendment, supplement or filing was not filed during a Marketing Period, then, as of the first day of the next succeeding Marketing Period, the Company shall submit to the Agents the certificate described above.

               (c) Subsequent Delivery of Legal Opinions. The Company agrees that, during each Marketing Period, each time (i) the Registration Statement or any Prospectus shall be amended or supplemented (other than by (A) a Pricing Supplement, (B) except as set forth in (ii) and (iv) below, an amendment or supplement to the Prospectus by the filing of an Incorporated Document or (C) an amendment or supplement which relates solely to an offering of securities other than the Notes), (ii) there is filed with the Commission an Annual Report on Form 10-K that is incorporated by reference into the Prospectus, (iii) the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of a legal opinion under this Section 6(c) as a condition to the purchase of Notes pursuant to such Purchase Agreement or (iv) the Agents reasonably request following the filing of an Incorporated Document (other than as specified in (ii) above) the Company shall, promptly following such amendment or supplement, filing by an Annual Report on Form 10-K or request or concurrently with the Time of Delivery relating to such sale, furnish the Agents and their counsel (A) in the case of (i) through (iv) above (other than a request relating to the filing by the Company of a Quarterly Report on Form 10-Q) with the written opinions of an officer of the Company who is an attorney, outside Maryland counsel to the Company and Sidley Austin Brown & Wood (or its affiliated partnership, Sidley Austin Brown & Wood, LLP), special counsel to the Company (or other outside counsel of the Company acceptable to the Agents), each addressed to the Agents and dated the date of delivery of such opinion, in form satisfactory to the Agents, of the same effect as the opinions referred to in Sections 5(b), 5(c) and 5(d), but modified, as necessary, to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such opinion; provided, however, that in rendering their opinion as aforesaid, Sidley Austin Brown & Wood may rely on an opinion, dated as of the date of delivery of the Sidley Austin Brown & Wood opinion, of its affiliates as to the laws of any jurisdiction other than the United States of America and the State of Illinois and provided further, however, that in lieu of such opinion, each such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance) and (B) in the case of a request by the Agents relating to the filing by the Company of a Quarterly Report on Form 10-Q, the written opinion of an officer of the Company who is an attorney, addressed to the Agents and dated the date of delivery of such opinion, in form satisfactory to the Agents, to the effect set forth in the last paragraph of
Section 5(b). If such amendment, supplement or filing was not filed during a Marketing Period, then on the first day of the next succeeding Market Period, the Company shall furnish the Agents and their counsel with the written opinions of an officer of the Company who is an attorney and/or outside Maryland counsel to the Company and Sidley Austin Brown & Wood (or its affiliated partnership, Sidley Austin Brown & Wood, LLP) special counsel to the Company, as described above.

               (d) Subsequent Delivery of Accountant's Letters. The Company agrees that, during each Marketing Period, each time (i) the Registration Statement or any Prospectus shall be amended or supplemented to include additional financial information (other than by (A) except as set forth in (ii) and (iv) below, an amendment to the Registration Statement or an amendment or supplement to the Prospectus by the filing of an Incorporated Document or any amendment or supplement which sets forth financial information previously incorporated by reference into the Registration Statement or Prospectus and (B) an amendment or supplement which relates solely to an offering of securities other than the Notes), (ii) there is filed with the Commission an Annual Report on Form 10-K, (iii) the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of a letter under this
Section 6(d) as a condition to the purchase of Notes pursuant to such Purchase Agreement or (iv) the Agents reasonably request following the filing of an Incorporated Document (other than as specified in (ii) above), the Company shall cause Arthur Andersen LLP (or other independent accountants of the Company acceptable to the Agents) to furnish the Agents, promptly following such amendment or supplement, filing of an Annual Report on Form 10-K, or request or concurrently with the Time of Delivery relating to such sale, a letter, addressed jointly to the Company and the Agents and dated the date of delivery of such letter, in form and substance reasonably satisfactory to the Agents, of the same general tenor as the letter referred to in Section 5(f) but modified to relate to the Registration Statement and each Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or any Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, such accountants may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement. If such amendment, supplement or filing was not filed during a Marketing Period, then on the first day of the next succeeding Marketing Period the Company shall cause Arthur Andersen LLP (or other independent accountants of the Company acceptable to the Agents) to furnish the Agents a letter, addressed jointly to the Company and the Agents as described above.

SECTION 7. INDEMNIFICATION AND CONTRIBUTION.

               (a) Indemnification of Agent. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which such Agent or controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Agent and controlling person for any legal and other expenses reasonably incurred by such Agent or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, expense or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement or omission or alleged omission made in the Form T-1 or made in the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished to the Company by or on behalf of an Agent specifically for inclusion therein, (ii) a claim arising out of any untrue statement or omission or alleged untrue statement or omission in the Prospectus if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to the Prospectus and if, having previously been furnished to such Agent by or on behalf of the Company with copies of the Prospectus, as so amended or supplemented, such Agent thereafter failed to deliver such Prospectus, as so amended or supplemented, at or prior to confirmation of the sale of a Note or Notes to the person asserting such loss, liability, claim, damage or expense who purchased such Note or Notes which are the subject thereof from such Agent or (iii) a claim for which such Agent may be required to indemnify the Company pursuant to the provisions of subsection (b) of this
Section 7. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Agent or controlling person.

               (b) Indemnification of the Company. Each Agent, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Act, the Exchange Act or federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is

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

based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of such Agent specifically for inclusion therein, and shall reimburse the Company or any such director, officer or controlling person for any legal and other expenses reasonably incurred by such indemnified party in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which any Agent may otherwise have to the Company or any of its directors, officers or controlling persons.

               (c) Notice. Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 7, except to the extent the indemnifying party is prejudiced by such failure. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement of judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (d) Contribution. If the indemnification provided for in this
Section 7 shall for any reason (other than pursuant to the provisos of Section 7(a)) be unavailable to an indemnified party under Section 7(a) or 7(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agents on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bears to the total commissions received by such Agent with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by or on behalf of any Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold through such Agent and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 8. STATUS OF EACH AGENT.

          In soliciting offers to purchase the Notes from the Company pursuant to this Agreement (other than in respect of any Purchase Agreement), each Agent is acting individually and not jointly and as agent for the Company and not as principal. Each Agent will use its reasonable best efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent and accepted by the Company but such Agent shall have no liability to the Company in the event such purchaser defaults in its obligation to purchase Notes from the Company.

SECTION 9. REPRESENTATIONS, WARRANTIES AND OBLIGATIONS TO SURVIVE DELIVERY.

          The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agents contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any person controlling such Agent or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 10. TERMINATION.

          This Agreement may be terminated for any reason with respect to any party hereto, at any time, by any party hereto upon the giving of one day's written notice of such termination to the other parties hereto; provided, however, if such terminating party is an Agent, such termination shall be effective only with respect to such terminating party. If, at the time of a termination, an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser has not occurred, the provisions of this Agreement shall remain in effect until such Notes are delivered. The provisions of Sections 2(c), the last sentence of 3(c), 3(d), 3(g), 4, 7, 8 and 9 shall survive any termination of this Agreement.

SECTION 11. SALES OF NOTES DENOMINATED IN A FOREIGN CURRENCY AND INDEXED NOTES.

          If at any time the Company and any of the Agents shall determine to issue and sell Notes denominated in a currency or currency unit other than U.S. dollars, which other currency may include a composite currency, or with respect to which a currency index is used to determine the amounts of payments of principal and any premium or interest, the Company and such Agent shall execute and deliver an Amendment (a "Foreign Currency Amendment" or "Indexed Note Amendment," as the case may be) in the form attached hereto as Exhibit D. Such amendment shall establish, as appropriate, additions and modifications that shall apply to the sales, whether offered on an agency or principal basis, of the Notes covered thereby.

SECTION 12. NOTICES.

          Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to them as follows:

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

          Notices to the Company shall be directed to it as follows: Treasury Department, Sara Lee Corporation, Three First National Plaza, Chicago, Illinois 60602-4260, Attention: __________________, Telephone: (312) 558-____, Telecopy:
(312) 558-8567.

SECTION 13. BINDING EFFECT; BENEFITS.

          This Agreement shall be binding upon each Agent, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Agent within the meaning of Section 15 of the Act, and (b) the indemnity agreement of the Agents contained in Section 7 shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 14. ADDITIONAL AGENTS

          The Company shall have the right to add additional agents at any time; provided that each new agent shall agree in writing to be bound by the terms of this Agreement.

SECTION 15. GOVERNING LAW; COUNTERPARTS.

          This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without giving effect to the principles of choice of law). This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

SECTION 16. PARAGRAPH HEADINGS.

          The paragraph headings used in this Agreement are for convenience of reference only, and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

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

          If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space for that purpose below.

                                     Very truly yours,

                                     SARA LEE CORPORATION
                                     By:
                                        ----------------------------------------

CONFIRMED AND ACCEPTED,
 as of the date first above written:

[Agent]

By:
    --------------------------------------------------
            Authorized Signatory

By:
    --------------------------------------------------


[Agent]

By:
    --------------------------------------------------
            Authorized Signatory

[Agent]

By:
    --------------------------------------------------
            Authorized Signatory